Exhibit 99.1
NEWS RELEASE

For more information, contact:
Allen Muhich
Chief Financial Officer
503-615-1616
allen.muhich@radisys.com

RADISYS REPORTS FIRST QUARTER RESULTS

•	Revenue of $68.2 million; ATCA and Software-Solutions of $46.5 million accounted for 68% of total revenue.

•	First quarter platform design wins expected to result in approximately $60 million of revenue over the next five years.

•
First quarter revenue includes our first revenue generating shipments of our new Media Resource Function (MRF), the MPX-12000, which will provide Rich Communication Services (RCS) capabilities in a network being rolled out by a tier one carrier in Asia.

•	The Company's operational initiatives showed tangible results with inventory declining sequentially from the fourth quarter by 17% to $24 million, the lowest level in nearly two years.

•	Successfully completed the sale of a non-strategic asset resulting in $1.7 million of cash payments through the end of the second quarter 2013.

HILLSBORO, OR - April 25, 2013 - Radisys Corporation (NASDAQ: RSYS), a market leader enabling wireless infrastructure solutions for telecom, aerospace, and defense applications, announced first quarter 2013 revenues of $68.2 million and a GAAP net loss of $6.6 million or $0.23 per share. First quarter non-GAAP net loss was $0.1 million or $0.00 per diluted share. First quarter non-GAAP results exclude the amortization of acquired intangible assets, stock-based compensation, restructuring and acquisition-related charges, and non-cash tax expense. A reconciliation of GAAP to non-GAAP results is located in the tables included at the end of this press release.

Commenting on the first quarter results, Brian Bronson, Radisys' President and Chief Executive Officer stated, “I am pleased that along with successfully meeting a number of key product development and operational objectives set seven months ago, our first quarter revenue and profitability met our guidance. During the first quarter, we released essential features that enabled the recognition of our first MPX-12000 (MRF) revenue. The funnel for our new MRF is strong and we are in multiple trials with carriers in Voice over LTE applications as well as enabling RCS in the IP Multimedia Subsystem (IMS) core. We also are seeing nice traction in our solutions business which takes our breadth of technology to develop products for our customers such as load balancing, edge routing, intelligent gateways and compact packet cores."

First Quarter Financial Highlights

•	Revenue of $68.2 million; ATCA and Software-Solutions revenue of $46.5 million accounted for 68% of revenue.

•	Achieved platform design wins in several key markets such as deep packet inspection and intelligent gateways. These design wins spanned 19 customers, eight of which were new to Radisys.

•
GAAP gross margin was 29% and Non-GAAP gross margin was 32%. An anticipated sequential quarterly decrease in Software-Solutions revenue resulted in a one percentage point decline in gross margin when compared to the fourth quarter 2012.

•
Total GAAP Research and Development (R&D) and Selling, General and Administrative (SG&A) expenses were $22.6 million and non-GAAP R&D and SG&A expenses were $21.7 million; representing a $0.3 million sequential reduction when compared to the fourth quarter 2012.

•
Cash and cash equivalents were $31.7 million at the end of the first quarter; a $1.4 million sequential decrease from the fourth quarter. On February 14, 2013, we repaid $16.9 million of our convertible notes. As of March 31, 2013, we had $15.0 million outstanding on our Silicon Valley Bank line of credit. Net of changes in debt, cash increased $0.5 million from the fourth quarter 2012.

Second Quarter 2013 Outlook

•	Revenue is expected between $63 million and $69 million.

•
Non-GAAP gross margin rate is expected to rise to approximately 34% to 36% of sales. A sequential quarterly increase in Software-Solutions revenue is expected to positively affect overall gross margins.

•	Non-GAAP R&D and SG&A expenses are expected to remain relatively flat.

•	Non-GAAP net income is expected to be between a loss of $0.03 and a profit of $0.09 per diluted share.

•	The Company expects to generate positive cash flow in the second quarter.

Mr. Bronson continued, “Over the last several months, I've spent a significant amount of time meeting with our customers and employees around the globe. I am more convinced than ever that the strategic and operational changes we have made position us well for profitable growth as our customers recognize and value the unique and cost effective ways we enable their products. We will continue to focus our entire organization on the significant market opportunities we have with our MRF, platform, small cell, and solution products.”

Conference Call and Webcast Information

Radisys will host a conference call on Thursday, April 25, 2013 at 5:00 p.m. ET to discuss its first quarter 2013 results and the financial and business outlook for the second quarter 2013.

To participate in the live conference call, dial (888) 333-0027 in the U.S. and Canada or (706) 634-4990 for all other countries and reference conference ID# 93733326. The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. ET on Thursday, May 9, 2013. To access the replay, dial (855) 859-2056 or (404) 537-3406 with conference ID# 93733326. A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, financial outlook and expectations for the second quarter of 2013 and statements related to expense savings or reductions, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company's dependence on certain customers and high degree of customer concentration, (b) the Company's use of one contract manufacturer for a significant portion of the production of its products, (c) the anticipated amount and timing of revenues from design wins due to the Company's customers' product development time, cancellations or delays, (d) matters affecting the embedded system industry, including changes in industry standards, changes in customer requirements and new product introductions, (e) actions by regulatory authorities or other third parties, (f) cash generation, (g) changes in tariff and trade policies and other risks associated with foreign operations, (h) fluctuations in currency exchange rates, (i) the ability of the Company to successfully complete any acquisition or divestiture activities, (j) the Company's ability to successfully manage the transition from 10G to 40G ATCA product technologies, (k) performance and customer acceptance of the Trillium line of products, and (l) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2012, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of April 25, 2013. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) purchase accounting adjustments, (b) amortization of acquired intangible assets, (c) stock-based compensation expense, (d) restructuring and acquisition-related charges (reversals), net, (e) impairment of goodwill, and (f) non-cash income tax expense. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About Radisys

Radisys (NASDAQ: RSYS) is a market leader enabling wireless infrastructure solutions for telecom, aerospace, and defense applications. Radisys' market-leading ATCA, IP Media Server and Com Express platforms coupled with world-renowned Trillium software, services and market expertise enable customers to bring high-value products and services to market faster with lower investment and risk. Radisys solutions are used in a wide variety of 3G & 4G / LTE mobile network applications including: Radio Access Networks (RAN) solutions from femtocells to picocells and macrocells, wireless core network applications, Deep Packet Inspection (DPI) and policy management; conferencing and media services including voice, video and data, as well as customized mobile network applications that support the aerospace, defense and public safety markets.

Radisys® and Trillium® are registered trademarks of Radisys.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2013	2012
Revenues	$68,178	$75,487
Cost of sales:
Cost of sales	46,306	50,005
Amortization of purchased technology	2,217	2,442
Gross margin	19,655	23,040
Operating expenses:
Research and development	11,535	12,546
Selling, general and administrative	11,096	12,000
Intangible assets amortization	1,304	1,304
Restructuring and acquisition-related charges, net	1,270	1,444
Loss from operations	(5,550)	(4,254)
Interest expense	(332)	(421)
Other income, net	147	164
Loss before income tax expense	(5,735)	(4,511)
Income tax expense	822	304
Net loss	$(6,557)	$(4,815)

Net loss per share:
Basic	$(0.23)	$(0.18)
Diluted (I),(II)	$(0.23)	$(0.18)
Weighted average shares outstanding
Basic	28,470	26,656
Diluted (I),(II)	28,470	26,656

(I)
For the three months ended March 31, 2013 and 2012, the computation of diluted earnings per share excludes the effects of the Company's 2013 and 2015 convertible senior notes, as they are anti-dilutive.

(II)	For the three months ended March 31, 2013 and 2012, the computation of earnings per share excludes the effects of stock options, restricted stock units and escrow shares, as they are anti-dilutive.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$31,748	$33,182
Accounts receivable, net	50,467	51,289
Inventories and inventory deposit, net	24,034	28,907
Other current assets	11,471	12,610
Total current assets	117,720	125,988
Property and equipment, net	17,698	17,713
Goodwill and intangible assets, net	66,763	70,284
Other assets, net	14,110	18,409
Total assets	$216,291	$232,394

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$37,462	$41,191
Deferred income	7,480	9,222
Other accrued liabilities	13,924	16,769
Convertible senior notes, net	—	16,919
Line of credit	15,000	—
Total current liabilities	73,866	84,101
Convertible senior notes, net	18,000	18,000
Other long-term liabilities	4,314	4,851
Total liabilities	96,180	106,952
Shareholders' equity:
Common stock	305,036	303,724
Accumulated deficit	(186,243)	(179,686)
Accumulated other comprehensive income	1,318	1,404
Total shareholders’ equity	120,111	125,442
Total liabilities and shareholders’ equity	$216,291	$232,394

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended
	March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(6,557)	$(4,815)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,524	5,638
Stock-based compensation expense	1,099	922
Write off of purchased computer software	3,068	—
Net gain from sale of software assets	(1,575)	—
Other adjustments	465	719
Changes in operating assets and liabilities:
Accounts receivable	1,330	1,898
Inventories and inventory deposit	4,381	4,738
Accounts payable	(4,231)	(1,496)
Deferred income	(1,775)	(3,380)
Other operating assets and liabilities	(812)	(5,086)
Net cash provided (used in) by operating activities	917	(862)
Cash flows from investing activities:
Capital expenditures	(1,699)	(3,574)
Proceeds from sale of software assets	1,180	—
Net cash used in investing activities	(519)	(3,574)
Cash flows from financing activities:
Borrowings on line of credit	15,000	—
Repurchase of convertible senior notes	(16,919)	—
Proceeds from issuance of common stock	219	431
Other financing activities, net	(18)	(14)
Net cash provided by (used in) financing activities	(1,718)	417
Effect of exchange rate changes on cash and cash equivalents	(114)	90
Net decrease in cash and cash equivalents	(1,434)	(3,929)
Cash and cash equivalents, beginning of period	33,182	47,770
Cash and cash equivalents, end of period	$31,748	$43,841

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2013		2012
North America	$26,702	39.2%	$29,561	39.1%
Asia Pacific	26,522	38.9	26,478	35.1
Europe, the Middle East and Africa	14,954	21.9	19,448	25.8
Total	$68,178	100.0%	$75,487	100.0%

REVENUES BY PRODUCT GROUP
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2013		2012
ATCA Platforms	$34,818	51.0%	$37,672	49.9%
Software-Solutions	11,649	17.1	12,060	16.0
COM Express and Rackmount Server	14,627	21.5	13,150	17.4
Other Products	7,084	10.4	12,605	16.7
Total Revenues	$68,178	100.0%	$75,487	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2013		2012
REVENUES:
GAAP revenues	$68,178		$75,487
(a) Purchase accounting adjustments	—		189
Non-GAAP revenues	$68,178		$75,676

GROSS MARGIN:
GAAP gross margin	$19,655	28.8%	$23,040	30.5%
(a) Purchase accounting adjustments	—		189
(b) Amortization of acquired intangible assets	2,217		2,442
(c) Stock-based compensation	130		(71)
(d) Restructuring and acquisition-related charges, net	—		5
Non-GAAP gross margin	$22,002	32.3%	$25,605	33.8%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$11,535	16.9%	$12,546	16.6%
(c) Stock-based compensation	(249)		(327)
Non-GAAP research and development	$11,286	16.6%	$12,219	16.1%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$11,096	16.3%	$12,000	15.9%
(c) Stock-based compensation	(720)		(666)
Non-GAAP selling, general and administrative	$10,376	15.2%	$11,334	15.0%

LOSS FROM OPERATIONS:
GAAP loss from operations	$(5,550)	(8.1)%	$(4,254)	(5.6)%
(a) Purchase accounting adjustments	—		189
(b) Amortization of acquired intangible assets	3,521		3,746
(c) Stock-based compensation	1,099		922
(d) Restructuring and acquisition-related charges, net	1,270		1,449
Non-GAAP income from operations	$340	0.5%	$2,052	2.7%

NET INCOME (LOSS):
GAAP net loss	$(6,557)	(9.6)%	$(4,815)	(6.4)%
(a) Purchase accounting adjustments	—		189
(b) Amortization of acquired intangible assets	3,521		3,746
(c) Stock-based compensation	1,099		922
(d) Restructuring and acquisition-related charges, net	1,270		1,449
(f) Income taxes	533		133
Non-GAAP net income (loss)	$(134)	(0.2)%	$1,624	2.1%

GAAP weighted average diluted shares	28,470		26,656
Escrow shares	—		1,344
Dilutive equity awards included in non-GAAP earnings per share	—		845
Non-GAAP weighted average diluted shares (I)	28,470		28,845
GAAP net loss per share (diluted)	$(0.23)		$(0.18)
Non-GAAP adjustments detailed above	0.23		0.24
Non-GAAP net income per share (diluted) (I)	$—		$0.06

(I) For the three months March 31, 2012 the computation of diluted earnings per share excludes the effects of the Company's 2013 and 2015 convertible senior notes, as they are anti-dilutive.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	June 30, 2013
	Low End	High End
GAAP net loss	$(5.3)	$(1.9)
(b) Amortization of acquired intangible assets	3.5	3.5
(c) Stock-based compensation	1.2	1.2
(d) Restructuring and acquisition-related charges, net	0.3	0.3
(f) Income taxes	(0.6)	(0.6)
Total adjustments	4.4	4.4
Non-GAAP net income (loss)	$(0.9)	$2.5

GAAP weighted average shares	28,600	28,600
Non-GAAP adjustments	—	700
Non-GAAP weighted average shares (diluted) (I)	28,600	29,300

GAAP net loss per share	$(0.19)	$(0.07)
Non-GAAP adjustments detailed above	0.16	0.16
Non-GAAP net income (loss) per share (diluted) (I)	$(0.03)	$0.09

(I)
For the three months ended June 30, 2013 guidance for the diluted earnings per share calculation excludes the effects of the shares underlying our convertible senior notes as the inclusion would be anti-dilutive.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
June 30, 2013
GAAP	30.9%
(b) Amortization of acquired intangible assets	3.4
(c) Stock-based compensation	0.3
Non-GAAP	34.6%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
June 30, 2013
GAAP	$22.7
(c) Stock-based compensation	(1.0)
Non-GAAP	$21.7

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Purchase accounting adjustments: Purchase accounting adjustments consistent of the impact to revenues and cost of sales associated with adjusting deferred revenue and inventories of acquired companies to fair value. For deferred revenue, as is the case with our existing business, at the time of acquisition, the acquired business recorded deferred revenue related to past transactions for which revenue would have been recognized by the acquired entity in future periods as revenue recognition criteria were satisfied. However, purchase accounting rules require us to write down a portion of this deferred revenue to its then current fair value, which is equivalent to the cost to complete the outstanding obligations required to earn the deferred revenue plus a reasonable margin. Consequently, in post-acquisition periods, we do not recognize the full amount of this deferred revenue. When measuring the performance of our business, however, we add back non-GAAP revenue associated with deferrals for which no future obligations existed as well as obligations we assumed to provide maintenance or support to customers of the acquired business that were excluded as a result of these purchase accounting adjustments. We believe that the non-GAAP revenue disclosures enhance investors' ability to conduct period-over-period analyses of our results that reflect the full impact of the acquired business's results together with the results from our pre-existing products and services.

In addition, the non-GAAP financial results exclude the impact to cost of sales from the markup of inventories required by GAAP as part of the fair value adjustments required under purchase accounting for business combinations. This results from marking the acquired company's inventory to fair value at the time of acquisition. This charge is not factored into management's evaluation of potential acquisitions or our performance after completion of acquisitions, because it is not related to our core operating performance, and the frequency and amount of this type of charge can vary significantly based on the size and timing of our acquisitions. Excluding this data provides investors with a basis to compare the company against the performance of other companies without this variability.

(b) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing, Convedia, MCPD and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(d) Restructuring and acquisition-related charges, net: Restructuring and acquisition-related charges, net: Restructuring primarily relates to activities engaged in by the Company's management to simplify and focus its infrastructure. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

In addition to restructuring activities, we exclude certain other acquisition-related items including the following, when applicable: (i) integration related charges; and (ii) acquisition-related charges. Acquisitions result in non-recurring operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. Integration charges include, among other things, expenses associated with operational consolidation, training, rebranding and consulting.  Acquisition-related charges include transaction fees and legal and professional service expenses incurred in connection with our acquisitions. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(e) Impairment of goodwill: The goodwill impairment charge relates to a write down of balances associated with previous acquisitions. The Company excludes the goodwill impairment charge because it is unusual in nature and does not reflect the operation of the Company's ongoing business. Additionally, its exclusion enhances the ability of investors to compare the Company’s period-over-period operating results.

(f) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.